As filed with the Securities and Exchange Commission on June 6, 2012

Registration No. 333-75170

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2348234
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Technology Way, Norwood, MA	02062-9106
(Address of Principal Executive Offices)	(Zip Code)

Analog Devices, Inc.

2001 Broad-Based Stock Option Plan

(Full Title of the Plan)

Margaret K. Seif

Vice President, General Counsel and Secretary

One Technology Way

Norwood, MA 02062

(Name and Address of Agent For Service)

(781) 329-4700

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to Registration Statement on Form S-8 (File No. 333-75170) (the “Registration Statement”) of Analog Devices, Inc. (the “Registrant”) filed in connection with the Registrant’s 2001 Broad-Based Stock Option Plan (the “2001 Plan”) is being filed to deregister 904,250 shares (the “Shares”) of the Registrant’s common stock, $0.16 2/3 par value per share (the “Common Stock”) from the Registration Statement. The Shares were previously subject to awards granted under the 2001 Plan, which awards have been cancelled or expired. Under the terms of the Registrant’s 2006 Stock Incentive Plan (the “2006 Plan”), the Shares became available for issuance under the 2006 Plan and are being transferred to a new registration statement on Form S-8 registering additional shares of Common Stock under the 2006 Plan.

SIGNATURES

Pursuant to Rule 478 under the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, the Commonwealth of Massachusetts, on this 6th day of June, 2012.

ANALOG DEVICES, INC.

By:	/s/ Jerald G. Fishman
Jerald G. Fishman
President and Chief Executive Officer